UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2010
HARVEST NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-10762 (Commission File Number)	77-0196707 (I.R.S. Employer Identification No.)
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of principal executive offices) (Zip Code)
(281) 899-5720
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     In connection with Harvest Natural Resources, Inc.’s, a Delaware corporation (the “Company”), offering of up to $32 million in aggregate principal amount of the Company’s 8.25% Senior Convertible Notes due 2013 (the “Offering”), as previously disclosed in the Company’s current report on Form 8-K filed on February 11, 2010, the exhibits listed in Item 9.01 of this Current Report on Form 8-K (other than Exhibit 99.1) are filed herewith and are incorporated by reference into the effective shelf registration statement on Form S-3 (Registration No. 333-162858) filed by the Company on November 4, 2009 and the related Prospectus dated November 4, 2009, as supplemented by the Prospectus Supplement dated February 11, 2010 relating to the notes.
      Additionally, on February 18, 2010, the Company issued a press release announcing the closing of the Offering. The press release is attached hereto as Exhibit 99.1.
Item 9.01 Exhibits.
     (d) Exhibits.
The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
|
4.1	Indenture dated as of February 17, 2010, between Harvest Natural Resources, Inc. and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture dated as of February 17, 2010, between Harvest Natural Resources, Inc. and U.S. Bank National Association, as trustee.

4.3	Form of 8.25% Senior Convertible Notes due 2013.

99.1	Press Release dated February 18, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Dated: February 18, 2010	By:	/s/ Keith L. Head
Keith L. Head
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of February 17, 2010, between Harvest Natural Resources, Inc. and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture dated as of February 17, 2010, between Harvest Natural Resources, Inc. and U.S. Bank National Association, as trustee.

4.3	Form of 8.25% Senior Convertible Notes due 2013.

99.1	Press Release dated February 18, 2010.